Exhibit 3.10

Office of the Secretary of State

October 30, 2026

Tracking Number:	15041902730001
Entity Name:	Patriot Glass Solutions LLC
File Number:	708622422

It has been our pleasure to file the Certificate of Merger for the above-referenced entity. Enclosed is the certificate evidencing filing. Payment of the filing fee is acknowledged by this letter.

If we can be of further service at any time, please let us know.

Sincerely,

Business Entity Filings Team
Business & Government Filings Division
Office of the Secretary of State of Texas
CorpInfo@sos.texas.gov

Enclosure

Office of the Secretary of State

CERTIFICATE OF FILING

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Merger merging

TLSS Reverse PGS, LLC
File Number: 806525342

into

Patriot Glass Solutions LLC
File Number: 708622422

and amending the Certificate of Formation of

Patriot Glass Solutions LLC
File Number: 708622422

has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: October 30, 2026

Effective: November 01, 2026 at 12:01 AM

Robert S. Howden
Secretary of State

Prepared by: Melissa Kerr TID: 11966 Tracking Number: 15041902730001

Form 622 Secretary of State P.O. Box 13697 Austin, TX 78711-3697	**Certificate of Merger - Combination Merger**	This space reserved for office use. FILED: Texas Secretary of State FILE #: FILING DATE: 10/30/2026 TRACKING #: 15041902730001

Parties to the Merger

Pursuant to chapter 10 of the Texas Business Organizations Code, and the title applicable to each domestic filing entity identified below, the undersigned parties submit this certificate of merger.

The name, principal place of business address, jurisdiction of formation, any file number issued by the secretary of state, and organizational form of each organization that is a party to the merger are as follows:

Party 1

Patriot Glass Solutions LLC
Name of Organization

Its principal place of business is:

2029 PAT BOOKER RD	Universal City	TX	78148	USA
Address	*City*	*State*	*Zip Code*	*Country*

It is organized under the laws of: Texas

The file number issued to the filing entity by the secretary of state is: 708622422

Domestic Limited Liability Company (LLC)
Organizational Form

[X] The organization will survive the merger.

[ ] The organization will not survive the merger.

Party 2

TLSS Reverse PGS, LLC
Name of Organization

Its principal place of business is:

110 CHESTNUT RIDGE RD STE 444	MONTVALE	NJ	07645	USA
Address	*City*	*State*	*Zip Code*	*Country*

It is organized under the laws of: Texas

The file number issued to the filing entity by the secretary of state is: 806525342

Domestic Limited Liability Company (LLC)

Organizational Form

[ ] The organization will survive the merger.

[X] The organization will not survive the merger.

Plan of Merger

The plan of merger is not attached.

Alternative Statements

On written request, a copy of the plan of merger will be furnished without cost by each surviving, acquiring, or new domestic entity or non-code organization to any owner or member of any domestic entity that is a party to or created by the plan of merger and, if the certificate of merger identifies multiple surviving domestic entities or non-code organizations, to any creditor or obligee of the parties to the merger at the time of the merger if a liability or obligation is then outstanding.

The plan of merger effected changes or amendments to the filing entity's certificate of formation. The changes or amendments to the filing entity's certificate of formation, other than the name change noted previously, are stated below.

Describe the amendments.

The Company shall be manager managed. As of the Effective Date of this filing, the Managers of the Company shall be:
1. Sebastian Giordano, Manager, with an address at 2029 Pat Booker Rd., Universal City, TX 78148.
2. Charles Benton, Manager, with an address at 2029 Pat Booker Rd., Universal City, TX 78148.
2. John Mercadante, Manager, with an address at 2029 Pat Booker Rd., Universal City, TX 78148.

Approval of the Plan of Merger

The plan of merger has been approved as required by the laws of the jurisdiction of formation of each organization that is a party to the merger and by the governing documents of those organizations.

Effectiveness of Filing

This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing.

The delayed effective date is: 11/1/2026 12:01 AM

Tax Certificate

Instead of providing the tax certificate, one or more of the newly created organizations will be liable for the payment of the required franchise taxes.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Business Organizations Code to execute the filing instrument.

Merging Entity Name

Patriot Glass Solutions LLC

Signature of Authorized Person

Michael		Wanke	
First Name	*M.I.*	*Last Name*	*Suffix*

Patriot Glass Solutions LLC, as its Authorized Member

On Behalf of

Merging Entity Name

TLSS Reverse PGS, LLC

Signature of Authorized Person

Sebastian Giordano

First Name *M.I.* *Last Name* *Suffix*

TLSS Reverse PGS, LLC, as its Manager

On Behalf of